UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Skyline Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SKYLINE CORPORATION
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 26, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Garden Ballroom, Hilton Garden Inn, 3401 Plaza Court, Elkhart, Indiana 46514, on Monday, September 26, 2011, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

2. To cast an advisory vote on the ratification of the appointment of Crowe Horwath LLP as Skyline’s independent registered public accounting firm to serve as independent auditors for fiscal year 2012.

3. To cast an advisory vote on executive compensation for fiscal year 2011.

4. To cast an advisory vote on the frequency of future advisory votes on executive compensation.

5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Skyline’s Board of Directors recommends that you vote FOR the Board’s nominees for Director, FOR the approval of the independent auditors, FOR the approval of the compensation paid to the Named Executives for fiscal year 2011 and FOR an advisory vote on executive compensation being held every three (3) years.

Your vote is important. Please note that in the absence of your specific instructions as to how to vote, brokers may only vote on the ratification of the appointment of the independent auditors, but no other proposals described in this Proxy Statement. In order for your vote to be counted, please make sure that you submit your vote to your broker.

The Board of Directors has fixed the close of business on July 29, 2011, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.

By Order of the Board of Directors

Martin R. Fransted
Corporate Controller and Secretary

August 17, 2011

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION
2520 By-Pass Road, P.O. Box 743
Elkhart, Indiana 46515
August 17, 2011

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 26, 2011. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 17, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on September 26, 2011.

Skyline’s Annual Report to Shareholders, Proxy Statement, and Proxy are available on the Internet at www.skylinecorp.com.

Please contact Skyline’s Secretary Martin R. Fransted at (574) 294-6521 ext. 226 if you need to obtain directions on how to attend the annual meeting and vote in person.

Your vote is important. Please note that if you hold your shares through a broker, brokers may not vote your shares on the election of Directors in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

VOTING SECURITIES

Only shareholders of record as of the close of business on July 29, 2011, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.

Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so.

Director Qualifications and Biographical Information

The Directors have the qualifications, skills and experience that are consistent with Skyline’s policy for selection of Directors and that as a group, they function collegially, constructively and effectively together in overseeing Skyline’s business. In various fields and positions, all of Skyline’s Directors have demonstrated their leadership, intellectual and analytical skills, gained deep experience in core management skills, such as strategy and business development, finance, risk assessment, and leadership development and succession planning, and have gained significant experience in corporate governance and oversight. Biographical information for Skyline’s Directors is set forth below, including the specific qualifications, skills and experiences considered by the Governance and Nominating Committee in recommending the slate of nominees:

Arthur J. Decio, age 80, has served as a Director of Skyline since 1959. Mr. Decio is a founder of Skyline and he has been involved in the leadership of Skyline since its inception. He served Skyline in a consulting capacity from September of 2001 until September of 2007.

Thomas G. Deranek, age 75, has served as a Director and Chief Executive Officer of Skyline since 2001 and as Chairman of the Board since 2008. Mr. Deranek has been associated with the manufactured housing and recreational vehicle industries for 47 years and brings his extensive experience in those industries to his Board participation.

John C. Firth, age 53, has served as a Director of Skyline since 2006. Mr. Firth has since 2005 been President of Quality Dining, Inc., a restaurant holding company with more than 170 restaurants in six states. Mr. Firth was Executive Vice President, Principal Financial Officer and General Counsel to Quality Dining, Inc. from 2002 to 2005 which, during such time, was a publicly-traded company. He brings his legal and financial experience to his Board participation.

Jerry Hammes, age 79, has served as a Director of Skyline since 1986. Mr. Hammes is President of Romy Hammes, Inc., a bank holding company and real estate investment company, in South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank located in Bourbonnais, Illinois. Mr. Hammes has been associated with various businesses and not-for-profit organizations since 1955. In the financial services industry, he has served as chairman of the audit committee beginning with a denovo savings and loan in 1956 and continuing with five bank holding companies and seven banks. The Board benefits from his experience in the financial services industry.

William H. Lawson, age 74, has served as a Director of Skyline since 1973. Mr. Lawson was formerly part of Skyline’s management before becoming the Chief Executive Officer of Franklin Electric Co., Inc. He brings his business experience and historical perspective of the manufactured housing and recreational vehicle industries to his Board participation.

David T. Link, age 74, has served as a Director of Skyline since 1994. In addition, he currently serves as Deputy Director Religion and Community Activities, Indiana Department of Corrections and Chaplain at the Indiana State Prison located in Michigan City, Indiana. He is Dean Emeritus of the Notre Dame Law School, University of Notre Dame. Mr. Link retired in April of 2006 as President and CEO of International Centre for Healing and the Law located in Kalamazoo, Michigan. Board participation is enhanced by Mr. Link’s background in law and business ethics.

Andrew J. McKenna, age 81, has served as a Director of Skyline since 1971. In addition, he is the Chairman of Schwarz Supply Source, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a director of Aon Corporation and Chairman of McDonald’s Corporation. Mr. McKenna has the experience as the Chief Executive Officer of a large complex international supplier of paper-based goods. His skills include knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development. He brings this extensive experience with other publicly-traded corporations to his Board participation.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1.

ELECTION OF DIRECTORS.

Skyline’s By-Laws require a minimum of seven (7) Members serve on the Board of Directors which are to be elected on an annual basis until the next Annual Meeting of Shareholders and until a Director’s successor qualifies and is elected. The nominees for Directors for fiscal year 2012 are: Arthur J. Decio, Thomas G. Deranek, John C. Firth, Jerry Hammes, William H. Lawson, David T. Link, and Andrew J. McKenna.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the seven Director nominees. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

Information on the Director nominees can be found beginning on page 2 of this Proxy Statement.

The Board of Directors recommends that Shareholders vote FOR all seven Director nominees.

PROPOSAL NO. 2.

ADVISORY VOTE TO RATIFY THE APPROVAL OF THE APPOINTMENT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO SERVE AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2012

The Audit Committee is responsible for the appointment of the independent auditors engaged by Skyline. The Board and Audit Committee have appointed Crowe Horwath LLP as independent auditors for fiscal year 2012. The Board is asking shareholders to ratify this appointment. Crowe Horwath LLP audited Skyline’s financial statements and internal control over financial reporting for fiscal year 2011. A representative of that firm will be present at the Annual Shareholders’ Meeting and will have an opportunity to make a statement and answer questions. Shareholders may vote for or against the ratification of Crowe Horwath LLP as Skyline’s independent auditors for fiscal year 2012, or the shareholder may abstain from casting his or her vote.

The Board of Directors recommends that shareholders vote FOR ratifying the appointment of Crowe Horwath LLP, an independent registered public accounting firm, to serve as independent auditors for fiscal year 2012.

PROPOSAL NO. 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by SEC rules, the Board is asking the shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers, as described in the “Executive Compensation” section of this Proxy Statement beginning on page 15.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect Skyline’s circumstances and to promote the main objectives of the program. These objectives include: to compete for and retain managerial talent, to reward profitable growth and increase shareholder returns and to effectively tie pay to performance. The Board is asking the shareholders to indicate their support for the Named Executive Officers’ compensation for fiscal year 2011. The Board believes that the information provided in this Proxy Statement demonstrates that the executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with the shareholders’ interests to support the long-term value creation.

Shareholders may vote for or against the resolution, or abstain from voting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Resolved, that the shareholders approve the compensation awarded to Skyline’s named executive officers for fiscal year 2011, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.

While this vote is advisory and not binding on Skyline, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board Directors recommends that shareholders vote FOR the approval of the foregoing resolution.

PROPOSAL NO. 4.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Board also seeks an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to shareholders, as required by SEC rules. Shareholders may vote their shares to have the advisory vote held annually, every two years, every three years, or the shareholder may abstain from casting his or her vote.

After careful consideration of this proposal, the Directors recommend a vote be held every three (3) years. The Board believes that this will allow shareholders to effectively provide input on Skyline’s compensation philosophy, policies and practices as disclosed in the annual proxy statements.

The Board of Directors recommends that shareholders vote FOR the option of advisory votes being held every three (3) years.

CORPORATE GOVERNANCE

Skyline believes good governance starts with a Board whose independence ensures candid and constructive engagement with management about all aspects of Skyline’s business. Skyline’s Director nomination process seeks persons with the initiative, time, skills and experience to be effective contributors.

Skyline’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent Directors meet regularly without management present to evaluate Skyline’s results, plans and challenges, as well as management’s performance and the strength and development of Skyline’s Named Executive Officers. Between June 1, 2010 and May 31, 2011, the entire Board met five times. Skyline’s independent Directors also met in executive session two times. Directors are expected, although not required, to attend Skyline’s Annual Shareholders’ Meeting, and all Board meetings and meetings of the Committees of the Board on which they serve. In 2010, all of the Directors attended the Annual Shareholders’ Meeting.

The Board is actively engaged in overseeing and reviewing Skyline’s strategic direction and objectives, taking into account (among other considerations) Skyline’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of strategic, operational, competitive, financial, compliance and other risk exposures. Skyline currently vests the Chairman and CEO functions in one individual. Skyline has at times operated with a combined Chairman/CEO function and at other times Skyline has separated those positions. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time, it is the assessment of the Board that combining those functions in one individual allows for the most effective management without compromising in any way the diligent evaluation of risk by the management team. Mr. McKenna serves as the lead, independent director and his considerable experience with other publicly-traded companies provides him with an excellent background to define the function and structure of the independent directors. The primary focus of the independent directors continues to be an independent assessment of the performance of the Corporation, along with a continuous discussion regarding succession planning at each management level. Skyline’s Board interacts extensively with management in a continuous monitoring of risk factors, both internal and external, that are involved with this particular business and corporation. The independence of the Board, the extensive experience of the Board, and the sophistication of the individuals participating on the Board provide a high level of ability to address risk at all levels.

Although the Board as a whole has responsibility for risk oversight, three standing committees also oversee Skyline’s risk profile and exposures relating to matters within the scope of each committee’s authority and reports to the Board about their deliberations. The committees are the Audit Committee, Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting and compliance risk, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline’s major risk exposures (whether financial, operational or otherwise), and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline’s enterprise risk issues. The Compensation Committee considers the level of risk implied by Skyline’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably Director succession and Board composition, and the principal policies that guide Skyline’s governance. Each of the committees operates under a written charter to promote clarity in their responsibilities and accountability among their members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events, and they are discussed in greater detail below.

In addition, for the first time, shareholders have the opportunity to participate in a nonbinding advisory vote on the compensation of the Named Executive Officers. The Board has recommended that shareholders hold advisory votes on the compensation of Named Executive Officers every three years.

Committees

Information about Board and Committee meetings is as follows:

The Audit Committee consisted of Messrs. Hammes, Firth, Lawson and Link. It met six times as a committee during the fiscal year ended May 31, 2011. Every member of the Audit Committee was present at all the meetings, except one committee member missed one Committee meeting. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s financial statements, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board of Directors has adopted a written charter for the Audit Committee which is posted to Skyline’s website at

www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary. The members of Skyline’s Audit Committee are all “independent” as defined in the applicable Listing Standards. Messrs. Hammes, Firth, Lawson and Link are all “Audit Committee Financial Experts.”

The Nominating and Governance Committee consisted of Messrs. McKenna, Firth, Hammes, Lawson and Link, all of whom are independent. It met twice during the last fiscal year, and every member of the Nominating and Governance Committee was present at both meetings. The Nominating and Governance Committee identifies individuals qualified to become Board Members, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board regarding the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in Skyline’s Code of Business Conduct and Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In selecting candidates, the Nominating and Governance Committee and Board take diversity into account, seeking to ensure a representation of varied perspectives and experience, although Skyline’s nomination policy does not prescribe specific standards for diversity. The Committee retains the right to modify these qualifications. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to Martin R. Fransted, Secretary, at Skyline’s principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. These letters must also identify the author as a shareholder of Skyline, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the Secretary will be delivered to members of the Nominating and Governance Committee. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. Skyline has a written charter for the Nominating and Governance Committee which is posted to Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary.

The Compensation Committee consisted of Messrs. Lawson, Firth, Hammes, Link and McKenna. It met twice during the last fiscal year and every member of the

Compensation Committee was present at both meetings. The functions of the Compensation Committee are to discharge the Board’s responsibilities relating to compensation of Skyline’s executives, review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions. Skyline has a written charter for the Compensation Committee which is posted to Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary.

The Board of Directors met five times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member except one Board member missed one Committee meeting. While Skyline does not have a policy requiring Board members to attend the annual meeting, traditionally all Directors have attended the annual meeting and did so in 2010.

Report of the Audit Committee

The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent registered public accounting firm Crowe Horwath LLP the matters required to be discussed by Codification of Statements on Auditing Standards, AU § 380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is available on Skyline’s website at www.skylinecorp.com and available in paper form upon request to Skyline’s Secretary.

Jerry Hammes, Chairman
John C. Firth
William H. Lawson
David T. Link

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements and internal control over financial reporting for the last two fiscal years ended May 31, 2010 and May 31, 2011 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountants, Crowe Horwath LLP, in connection with statutory and regulatory filings or engagements for those fiscal years were $229,000 for the fiscal year ended May 31, 2010 and were $218,000 for the fiscal year ended May 31, 2011.

Audit-Related Fees

The aggregate fees billed by Crowe Horwath LLP for professional services during the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $33,000 for the fiscal year ended May 31, 2010 and were $27,000 for the fiscal year ended May 31, 2011.

Tax Fees

The aggregate fees billed by Crowe Horwath LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $32,000 for the fiscal year ended May 31, 2010, and $30,000 for the fiscal year ended May 31, 2011. The services were the review, assistance, preparation and signing of Skyline’s consolidated Federal and State income tax return.

All Other Fees

The aggregate fees billed Skyline for services by Crowe Horwath LLP, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were $0 for the fiscal years ended May 31, 2010 and 2011.

Pursuant to the Audit Committee’s preapproval policies and procedures under 17 CFR 210.2-01(c)(7)(i)(C), all audit engagements received explicit approval by the Audit Committee after the Audit Committee received an adequate description of the proposed engagement.

The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%.

Code of Business Conduct and Ethics

Skyline has Codes of Business Conduct and Ethics which apply to all employees, officers and directors. The ethics policy is posted to Skyline’s website at www.skylinecorp.com and is available in paper form upon request to the Skyline Secretary.

New York Stock Exchange Corporate Governance Listing Standards

On September 27, 2010, the certificate by Skyline’s Chief Executive Officer provided for in Section 303A.12 of the New York Stock Exchange Listing Company Manual was filed with the New York Stock Exchange. The foregoing certification was unqualified.

SECURITY OWNERSHIP OF MANAGEMENT

The beneficial ownership of Skyline Common Stock by Director nominees, current Directors and Named Executive Officers is as follows:

	Shares of Skyline
	Common Stock
	Beneficially Owned	Percent
	at July 8, 2011	of
Name, and Title	Directly or Indirectly	Class(2)

ARTHUR J. DECIO Director Nominee and Current Director	1,477,784 (1)	17.6%

JERRY HAMMES Director Nominee and Current Director	13,000

ANDREW J. MCKENNA Director Nominee and Current Director	12,300

WILLIAM H. LAWSON Director Nominee and Current Director	3,000

DAVID T. LINK Director Nominee and Current Director	600

JOHN C. FIRTH Director Nominee and Current Director	500

THOMAS G. DERANEK Director Nominee, Current Director, Chairman of the Board and Chief Executive Officer	0

TERENCE M. DECIO Vice President, Marketing and Sales	30,080

CHARLES W. CHAMBLISS Vice President, Product Development and Engineering	1,218

BRUCE G. PAGE Vice President, Operations	0

JON S. PILARSKI Vice President, Finance, Treasurer and Chief Financial Officer	0

ALL DIRECTOR NOMINEES, CURRENT DIRECTORS AND NAMED EXECUTIVE OFFICERS AS A GROUP	1,538,482	18.3%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2)	Less than one percent unless otherwise indicated.

CERTAIN OTHER BENEFICIAL OWNERS

The following persons, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s common stock.

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned		Percent of
of Beneficial Owner	at July 8, 2011		Class

Arthur J. Decio Skyline Corporation 2520 By-Pass Road Elkhart, IN 46514	1,477,784	(1)	17.6%

Met Life Advisors LLC 501 Boylston Street Boston, MA 02116	1,349,703		16.1%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, New York 10017	1,325,692		15.8%

Black Rock, Inc. 40 East 52nd Street New York, New York 10017	1,078,276		12.9%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	963,094		11.5%

GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	909,096		10.8%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline’s common stock. Skyline knows of no transactions in Skyline securities that were not timely reported as required during such year.

COMPENSATION, DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of Skyline’s Board of Directors established, subject to the approval of the full Board of Directors, the compensation for the Chief Executive Officer, the Chief Financial Officer, and the three most highly compensated executive officers whose total compensation for the fiscal year ended May 31, 2011 exceeded $100,000. These five individuals are referred to as the “Named Executive Officers.”

In determining compensation, the Compensation Committee takes into account several factors, including compensation paid by Skyline’s competitors (which has historically included the companies comprising the Peer Group used in past Skyline Annual Reports) and compensation data for other industries. The Compensation Committee also considers qualitative factors bearing on an individual’s experience, responsibilities, management and job performance, to evaluate whether the demands of a particular position are being fulfilled effectively by the relevant individual. The Compensation Committee evaluates the contributions to Skyline’s overall operating performance during the last fiscal year, leadership, effectiveness and commitment of the Named Executive Officers, including the Chief Executive Officer.

Objectives and Elements of Compensation Program

Skyline’s compensation program is intended to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is Skyline’s policy to reward exceptional performance and contributions to the development of Skyline’s business.

To attain these objectives, Skyline’s compensation programs include a competitive base salary coupled with the opportunity to participate in a bonus pool, which is created based on the performance of Skyline’s business. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to incentive based compensation plans and equity based plans. For the fiscal year ended May 31, 2011, Skyline did not pay any long-term compensation or any non-cash compensation to Named Executive Officers. Skyline has not utilized long-term compensation or non-cash compensation programs from a desire to keep Skyline’s compensation system simple and straightforward and to avoid dilution of share ownership.

Base Salary. The Compensation Committee sets salary levels for Named Executive Officers so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to Skyline’s business. In establishing the salary level for a given position, the Compensation Committee considers comparative salaries paid by other companies in the industries in which Skyline conducts business. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of Named Executive Officers. The Compensation Committee also considers the particular qualifications and level of experience of the individual holding the position in establishing a salary level when the individual is first appointed to a given position. Skyline does not use benchmarking in setting base salaries.

Annual Incentive Bonuses. Skyline provides certain employees, including the Named Executive Officers, the opportunity to earn an annual incentive bonus based on an evaluation of the employee’s individual performance and Skyline’s performance, which is based on operating income. These bonuses are discretionary, and no Named Executive Officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee consults with the Chairman of the Board and Chief Executive Officer regarding instances of exceptional effort demonstrated by an employee. The Compensation Committee has a formulaic approach in determining incentive bonuses for Named Executive Officers. For operating income at or below $3,500,000, the Compensation Committee has a discretionary incentive bonus pool of $400,000 which is shared by Named Executive Officers and other certain employees. At operating income of $3,500,000, Named Executive Officers receive an incentive bonus of 2 percent of base salary. The incentive bonus increases an additional 2 percent for each $500,000 increase in operating income over $3,500,000.

Potential Payments upon Termination or Change in Control. Skyline provides benefits on death, disability or retirement for substantially all employees, including Named Executive Officers, pursuant to the Skyline Corporation and Affiliates Employees’ Profit Sharing Plan. Skyline also provides fixed payment amounts to the Named Executive Officers over a ten-year period upon retirement after age 60 or later or to the Named Executive Officer’s estate upon death during active employment with Skyline. For more information, see the discussions below under “Defined Contribution Profit Sharing Plan” and “Retirement Benefits.”

EXECUTIVE COMPENSATION
Summary Compensation Table
for fiscal years ended May 31, 2009-2011

The following table provides information about all compensation awarded to, earned by or paid to the Named Executive Officers during the fiscal years ended May 31, 2009-2011.

				All Other
Name and				Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)*	Total ($)

Thomas G. Deranek	2011	300,000	—	—	300,000
Chairman and	2010	300,000	—	—	300,000
Chief Executive Officer	2009	300,000	—	—	300,000

Terrence M. Decio**	2011	290,000	—	—	290,000
Vice President,	2010	290,000	—	—	290,000
Marketing and Sales	2009	290,000	—	—	290,000

Bruce G. Page	2011	256,000	—	—	256,000
Vice President, Operations	2010	235,000	—	—	235,000
	2009	235,000	—	—	235,000

Jon S. Pilarski	2011	221,000	—	—	221,000
Vice President, Finance,	2010	200,000	—	—	200,000
Treasurer and Chief Financial Officer	2009	200,000	—	—	200,000

Charles W. Chambliss	2011	220,000	—	—	220,000
Vice President, Product	2010	220,000	—	—	220,000
Development and Engineering	2009	220,000	—	—	220,000

*	Other compensation represents a vested contribution to the Skyline Profit Sharing defined contribution plan described below. There were no contributions made for the fiscal years ended May 31, 2009, May 31, 2010 and May 31, 2011.

**	Terrence M. Decio is the son of Arthur J. Decio.

Defined Contribution Profit Sharing Plan

Skyline has defined contribution profit sharing plans for hourly and salaried workers, including the Named Executive Officers, which provide benefits on death, disability or retirement for substantially all employees. Employees become eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount Skyline contributes under the plans each year is discretionary, subject to the maximum amount allowed by the Internal Revenue Code.

Upon retirement, death or permanent total disability, a participant, including a Named Executive Officer, is entitled to all of the funds credited to his or her account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his or her account, ranging from 0% after one year of employment to 100% after six years. Skyline will use forfeitures resulting from any employee’s termination of employment prior to full vesting to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant’s account balance bears to the total account balances of all participants. Skyline reserves the right to modify, amend or terminate the plans. In the event of termination of the plans, Skyline must pay the entire amount previously contributed under the plans to participants or their beneficiaries and under no circumstances may those amounts revert to Skyline.

Retirement Benefits
for fiscal year ended May 31, 2011

Skyline has entered into arrangements with certain employees, including Named Executive Officers, which provide for Skyline to pay benefits to the employees’ estates in the event of death during active employment or to pay retirement benefits over 10 years beginning at the date of retirement. Skyline also purchased life insurance contracts on the covered employees. The cash surrender value of the insurance contracts are recorded as a long-term other asset and the net present value of the maximum potential benefit is recorded as a liability on Skyline’s financial statements.

The following table provides information on each plan that provides for payments or other benefits in connection with a Named Executive Officer’s retirement, excluding tax-qualified and non-qualified defined contribution plans.

Executive Retirement Benefit Table

					Maximum	Present
			Annual	Annual	Potential	Value of
Named Executive		Vesting	Retirement	Beneficiary	Remaining	Accumulated
Officer	Plan Name	Age	Amount ($)	Amount ($)	Balance($)	Benefit($)
Thomas G. Deranek	Supplemental Retirement Benefits	60	75,000	75,000	750,000	576,000
Terrence M. Decio	Supplemental Retirement Benefits	60	75,000	75,000	750,000	557,000
Charles W. Chambliss	Supplemental Retirement Benefits	62	60,000	40,000	600,000	451,000
Bruce G. Page	Supplemental Retirement Benefits	65	60,000	40,000	600,000	383,000
Jon S. Pilarski	Supplemental Retirement Benefits	62	60,000	40,000	600,000	215,000

Compensation of Directors

Directors who are not employees of Skyline receive an annual fee of $20,000 payable in quarterly installments and receive $1,000 for each Board or Committee meeting attended, except the lead director receives a fee of $30,000. The Chairman of the Audit Committee receives $4,000 annually and the remaining members of the Audit Committee receive $3,000 annually, payable in quarterly installments. Chairmen of the other Board Committees who are not employees of Skyline receive an additional $3,000 annually, and Committee members of the other Board Committees who are not employees of Skyline receives an additional $2,000 annually, payable in quarterly installments.

Director Compensation
for the fiscal year ended May 31, 2011

The following table summarizes payments made to directors for the fiscal year ended May 31, 2011.

Name	Total Fees Earned or Paid in Cash ($)
Arthur J. Decio	20,000
John C. Firth	42,000
Jerry Hammes	44,000
William H. Lawson	43,000
David T. Link	41,000
Andrew J. McKenna	44,000

Directors who previously served as executive officers for Skyline are eligible to receive supplemental retirement benefits as indicated below.

					Maximum	Present
			Annual	Annual	Potential	Value of
		Vesting	Retirement	Beneficiary	Remaining	Accumulated
Named Director	Plan Name	Age	Amount ($)	Amount ($)	Balance($)	Benefit($)
Arthur J. Decio*	Supplemental Retirement Benefits	60	100,000	100,000	500,000	437,000

*	In addition to the payments noted above, in the event of the death of Arthur J. Decio, Skyline has agreed to pay his survivor(s) the sum of $2,700,000, which at present income tax rates would result in after tax cost to the Corporation of approximately $1,600,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.

Transactions with Management

Skyline did not participate in any transactions during the fiscal year ended May 31, 2011 in which the amount involved exceeded $120,000 and in which any related person had a direct or indirect material interest.

Since the Board of Directors has adopted a written policy prohibiting related-person transactions, it is unlikely that such a transaction will be considered or approved by the Board. If, however, circumstances would produce a situation where such a transaction may occur, the Board policy requires notice of the related-person transaction be made to the full Board prior to the implementation of the transaction, with full disclosure of all aspects of the proposed related-person transaction being made to the Board. The full Board would then consider the related-person transaction, evaluating whether it is fair and reasonable and in the best interest of the Corporation. The only parties that would participate in the evaluation of the related-party transaction would be the Directors who are not a related person to the transaction.

Compensation Committee Interlocks and Insider Participation

The following persons served as members of the Compensation Committee of Skyline’s Board of Directors during the fiscal year ended May 31, 2011: William H. Lawson, John C. Firth, Jerry Hammes, David T. Link and Andrew J. McKenna. Arthur J. Decio is a member of the Board of Directors of Schwarz Supply Source. Andrew J. McKenna is Chairman of Schwarz Supply Source.

Risk and Executive Compensation

It is the judgment of the Board that Skyline’s compensation policies and practices are unlikely to have a material adverse effect to Skyline. This conclusion was based in part upon the fact Skyline does not currently use non-cash compensation or any formulaic program at levels that commits Skyline to compensation levels that may be inconsistent with the long-term performance of Skyline.

Report of the Compensation Committee
on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of Skyline’s affiliates.

William H. Lawson, Chairman
John C. Firth
Jerry Hammes
David T. Link
Andrew J. McKenna

Being all the members of Skyline’s
Compensation Committee

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

The Board of Directors has affirmatively determined that each of the five non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, David T. Link, and John C. Firth is an independent Director and therefore, that a majority of Skyline’s seven-person Board of Directors is currently independent as so defined. Each of the aforementioned persons would also qualify as an independent Nominee for Director. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, as amended, and additional categories considered appropriate by the Board:

1.	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.	A Director who is an employee, or whose immediate family member is an executive officer of Skyline or any of its subsidiaries, is not independent until three (3) years after the end of such employment relationship;

3.	A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $120,000 per year in such compensation;

4.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of Skyline or any of its subsidiaries, is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to,

or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling below such threshold;

7.	The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

The foregoing independence determination of the Board of Directors also included the conclusions of the Board that:

1.	Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under SEC. Rule 10A-3(b).

Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that there will be regular executive sessions during the fiscal year ending May 31, 2012 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors. There were two executive sessions in the fiscal year ended May 31, 2011. All shareholders and interested parties may communicate directly with the independent Directors by sending an e-mail to board@skylinecorp.com.

The Board of Directors has adopted a statement of governance principles that is available on Skyline’s website at www.skylinecorp.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP as Skyline’s independent registered public accounting firm for the fiscal year ending May 31, 2012. Crowe Horwath LLP has been the Company’s independent registered public accounting firm since 2005, and is considered by management to be well qualified. The Board and the Audit Committee recommend that shareholders ratify the appointment of Crowe Horwath LLP as Skyline’s independent registered public accounting firm for Skyline’s fiscal year 2012. Although not required to do so, Skyline believes that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’

rejection and reconsider the appointment. Representatives of Crowe Horwath LLP will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

COMMUNICATIONS WITH DIRECTORS

Skyline provides for a procedure for shareholders and other interested parties to communicate with the Board. Communications may be sent to the attention of all Board Members or Committees in care of board@skylinecorp.com or to the independent directors only at board@skylinecorp.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at Skyline’s principal executive offices not later than the close of business on April 19, 2012. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on July 3, 2012 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on July 3, 2012.

Notice of intention to present proposals at the 2012 Annual Meeting should be addressed to:
Jon S. Pilarski
Vice President, Finance, Treasurer and
Chief Financial Officer
Skyline Corporation
2520 By-Pass Road
Elkhart, Indiana 46514

Skyline reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $7,000 to Georgeson, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, fax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the
Board of Directors

Martin R. Fransted
Corporate Controller and Secretary

IMPORTANT:  Please mark, sign, date and promptly return this proxy using the enclosed envelope.

PROXY
SKYLINE CORPORATION
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Jon S. Pilarski as proxy, with the power to appoint a substitute, and hereby authorizes him to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 29, 2011, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Garden Ballroom, in the Hilton Garden Inn, 3401 Plaza Court, Elkhart, Indiana, 46514 on Monday, September 26, 2011, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof.

1. ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, Thomas G. Deranek, John C. Firth, Jerry Hammes, William H. Lawson, David T. Link, and Andrew J. McKenna

Mark Only One Box:

☐ FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any).	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above.
2. ADVISORY VOTE TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM AS INDEPENDENT AUDITOR

The ratification of Crowe Horwath LLP as Skyline’s Independent Registered Public Accounting Firm to serve as Independent Auditor for the fiscal year ending May 31, 2012.

Mark Only One Box:

☐ FOR ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Registered Public Accounting Firm to serve as Independent Auditor for fiscal year 2012.	☐ AGAINST ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Registered Public Accounting Firm to serve as Independent Auditor for fiscal year 2012

☐ ABSTAIN from ratifying the appointment of Crowe Horwath LLP as Skyline’s Independent Registered Public Accounting Firm to serve as Independent Auditor for fiscal year 2012.

FOLD CARD HERE

3. ADVISORY VOTE ON COMPENSATION ON EXECUTIVE COMPENSATION

RESOLVED, the shareholders approve the compensation awarded to Skyline’s Named Executive Officers, for fiscal year 2011 as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Mark Only One Box:

☐ FOR approval of the above resolution on the compensation of Named Executive Officers for fiscal year 2011.	☐ AGAINST approving the above resolution on the compensation of Named Executive Officers for fiscal year 2011.

☐ ABSTAIN from approving or disapproving the above resolution on the compensation of Named Executive Officers for fiscal year 2011.

4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Please cast your advisory vote for one of the following options on the frequency of advisory votes on executive compensation:

Mark Only One Box:

☐ FOR approval of holding an advisory vote on executive compensation every year.
☐ FOR approval of holding an advisory vote on executive compensation every two (2) years.
☐ FOR approval of holding an advisory vote on executive compensation every three (3) years.
☐ TO ABSTAIN from voting on the frequency of the advisory vote on executive compensation.
5. At his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR: (1) THE NOMINEES FOR DIRECTORS; (2) THE RATIFICATION OF CROWE HORWATH LLP AS SKYLINE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT AUDITOR FOR FISCAL YEAR 2012; (3) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2011; (4) APPROVAL OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS; AND (5) AT THE DISCRETION OF THE APPOINTED PROXY ON ALL OTHER BUSINESS PROPERLY BEFORE THE MEETING.

  Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 26, 2011. Skyline’s Annual Report to Shareholders, Proxy Statement, and Proxy are available on the Internet at www.skylinecorp.com.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 17, 2011.

Dated: August 17, 2011
Please Print:

Name	Signature

Name	Signature

FOLD CARD HERE

Address

Date:
Address

City, State, Zip Code

Please sign exactly as name appears hereon.  Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.